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                                 PROMISSORY NOTE


$47,572.00                                                   September 20, 1995


    FOR VALUE RECEIVED, on or before ten (10) years from the date hereof, the undersigned, Paul D. Roblee (the "Maker"), promises to pay to the order of Uniquip Corporation, a Delaware corporation (the "Lender"), at 7701 Forsyth Boulevard, Suite 600, St. Louis, Missouri 63105, or at such other place as the holder hereof may from time to time designate in writing, the principal sum of forty-seven thousand five hundred seventy-two dollars ($47,572.00), or so much thereof as shall be advanced or readvanced and from time to time remain unpaid, plus interest on the principal balance thereof at a rate of six and fifty-six hundredths (6.56%) per annum annually, which is the applicable federal rate for debt instruments with a term in excess of nine (9) years, as determined by the Internal Revenue Service in accordance with Section 1274(d) of the Internal Revenue Code of 1986, as amended and in effect on the date hereof.

    This Note shall be payable in successive annual installments of accrued interest only, followed by one (1) final installment at maturity in the amount of the then outstanding principal balance of this Note and all accrued and unpaid interest thereon. Such consecutive annual installments shall be due on each December 31 after the date hereof until the tenth anniversary of the date hereof, the maturity date of this Note, when the entire principal balance of this Note and all accrued and unpaid interest thereon, as well as all other costs, fees or charges payable hereunder, if any, shall be due and payable in full. Interest on this Note shall be calculated on a 360 day year, per diem basis. All payments hereunder shall be made in lawful currency of the United States and in immediately available funds.

    This Note may be prepaid, in whole or in part, at any time without penalty and shall be prepaid in full at such time as the Maker shall sell all or any part of the Pledged Shares (as such term is defined in that certain Stock Pledge Agreement of even date herewith between the Maker and the Lender). Any partial prepayments shall not, however, relieve the Maker of the obligation to pay principal hereunder as and when the same would otherwise fall due.

    The Maker (i) waives presentment, demand, protest and notice of presentment, notice of protest and notice of dishonor of this debt and each and every other notice of any kind with respect to this Note, (ii) agrees that the holder of this Note, at any time or times, without notice to it or its consent, may grant extensions of time, without limit as to the number or the aggregate period of such extensions, for the payment of any sums due hereunder, and (iii) to the extent not prohibited by law, waives the benefit of any law or rule of law intended for its advantage or protection as an obligor hereunder or providing for its release or discharge from liability under this Note, in whole or in part, on account of any facts or circumstances other than full and complete payment of all amounts due hereunder.

    In the event any one or more of the provisions contained in this Note or any of the other security documents shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note or such other security document, but this Note and the other security documents shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

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    This Note may not be changed orally, but only by an agreement in writing signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

    This Note is secured by a certain Stock Pledge Agreement of even date herewith (the "Stock Pledge Agreement") by and between the Maker and the Lender. (This Note and the Stock Pledge Agreement, together with all extensions, renewals and modifications thereof and substitutions therefor, being herein collectively referred to as the "security documents").

    All of the terms, covenants, provisions, conditions, stipulations, promises and agreements contained in the security documents to be kept, observed and performed by the Maker are hereby made a part of this Note and incorporated herein by reference to the same extent and with the same force and effect as if they were fully set forth herein, and the Maker promises and agrees to keep, observe and perform them, or cause them to be kept, observed and performed, strictly in accordance with the terms and provisions thereof.

    The Maker warrants and represents that the loan evidenced hereby is being made for business or investment purposes.

    This Note shall be governed in all respects by the laws of Missouri and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

    Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debts are not enforceable. To protect the Maker and the Lender, or any holder of this Note, from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.

WITNESS:


/s/ Joan M. Shank                         /s/ Paul D. Roblee              (SEAL)
-----------------------------------       --------------------------------------
                                          Paul D. Roblee
                                          Maker






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